Exhibit 99.1

Annaly Capital Management, Inc. Reports GAAP EPS for the 1st Quarter 2011 of $0.92 as Compared to $0.50 for the 1st Quarter 2010

NEW YORK--(BUSINESS WIRE)--May 4, 2011--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended March 31, 2011 of $699.9 million or $0.92 per average share available to common shareholders as compared to GAAP net income of $281.1 million or $0.50 per average share available to common shareholders for the quarter ended March 31, 2010, and GAAP net income of $1.2 billion or $1.94 per average share available to common shareholders for the quarter ended December 31, 2010.

Without the effect of the unrealized gains or losses on interest rate swaps, net income for the quarter ended March 31, 2011, was $530.6 million or $0.70 per average share available to common shareholders as compared to $397.8 million or $0.71 per average share available to common shareholders for the quarter ended March 31, 2010, and $379.3 million or $0.60 per average share available to common shareholders for the quarter ended December 31, 2010.

During the quarter ended March 31, 2011, the Company disposed of $4.2 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $27.2 million. During the quarter ended March 31, 2010, the Company disposed of $1.6 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $47.0 million. During the quarter ended December 31, 2010, the Company disposed of $3.1 billion of mortgage-backed securities and agency debentures, resulting in a realized gain of $33.8 million.

Common dividends declared for the quarter ended March 31, 2011, were $0.62 per share as compared to $0.65 per share for the quarter ended March 31, 2010, and $0.64 per share for the quarter ended December 31, 2010. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2011, based on the March 31, 2011 closing price of $17.45, was 14.21%, as compared to 15.13% for the quarter ended March 31, 2010, and 14.29% for the quarter ended December 31, 2010.

On a GAAP basis, the Company provided an annualized return on average equity of 24.56% for the quarter ended March 31, 2011, as compared to an annualized return on average equity of 11.67% for the quarter ended March 31, 2010, and an annualized return on average equity of 49.87% for the quarter ended December 31, 2010. Without the effect of the unrealized gains or losses on interest rate swaps, the Company provided an annualized return on average equity of 18.62% for the quarter ended March 31, 2011, as compared to an annualized return on average equity of 16.52% for the quarter ended March 31, 2010, and an annualized return on average equity of 15.52% for the quarter ended December 31, 2010.

During the quarter the Company issued 172.5 million shares of its common stock in two separate public offerings, resulting in aggregate net proceeds before expenses of approximately $2.9 billion. The first transaction settled on January 7, 2011, and the second transaction settled on February 18, 2011.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “During the quarter we were able to take advantage of the attractive investment environment and grow our balance sheet in a prudent manner. We expect market conditions to continue to reflect the uncertainty of regulatory, fiscal and monetary policy outcomes, as well as overall domestic and global economic conditions. In this evolving landscape, our management team remains focused on preparing the portfolio and the company for a wide range of outcomes.”

For the quarter ended March 31, 2011, the annualized yield on average interest-earning assets was 3.79% and the annualized cost of funds on average interest-bearing liabilities was 1.62%, which resulted in an average interest rate spread of 2.17%. This was a 5 basis point decrease from the 2.22% annualized interest rate spread for the quarter ended March 31, 2010, and a 32 basis point increase from the 1.85% average interest rate spread for the quarter ended December 31, 2010. At March 31, 2011, the weighted average yield on interest-earning assets was 3.89% and the weighted average cost of funds on borrowings, including the effect of interest rate swaps, was 1.65%, which resulted in an interest rate spread of 2.24%. Leverage at March 31, 2011, was 6.3:1 compared to 5.6:1 at March 31, 2010, and 6.7:1 at December 31, 2010.

Fixed-rate mortgage-backed securities and agency debentures comprised 88% of the Company’s portfolio at March 31, 2011. The balance of the mortgage-backed securities and agency debentures was comprised of 11% adjustable-rate mortgage-backed securities and agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At March 31, 2011, the Company had entered into interest rate swaps with a notional amount of $33.4 billion, or 37% of the mortgage-backed securities and agency debentures portfolio. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statement of operations. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of March 31, 2011, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“The first quarter saw prepayment speeds remain relatively slow and spreads to financing costs widen,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Our successful capital raises enabled our portfolio management team to take advantage of these attractive market conditions in relatively conservative fashion. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and agency debentures was comprised of 38% floating-rate, 11% adjustable-rate and 51% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	March 31, 2011	March 31, 2010	December 31, 2010
Leverage at period-end	6.3:1	5.6:1	6.7:1
Fixed-rate mortgage-backed securities and agency debentures as a percentage of portfolio	88%	77%	86%
Adjustable-rate mortgage-backed securities and agency debentures as a percentage of portfolio	11%	20%	13%
Floating-rate mortgage-backed securities and agency debentures as a percentage of portfolio	1%	3%	1%
Notional amount of interest rate swaps as a percentage of mortgage-backed securities and agency debentures	37%	34%	36%
Annualized yield on average interest-earning assets during the quarter	3.79%	4.22%	3.65%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.62%	2.00%	1.80%
Annualized interest rate spread during the quarter	2.17%	2.22%	1.85%
Weighted average yield on interest-earning assets at period-end	3.89%	3.78%	3.80%
Weighted average cost of funds on borrowings at period-end	1.65%	2.11%	1.84%
Interest rate spread at period-end	2.24%	1.67%	1.96%
Weighted average receive rate on interest rate swaps at period-end	0.28%	0.24%	0.28%
Weighted average pay rate on interest rate swaps at period-end	2.92%	3.66%	3.21%

The Constant Prepayment Rate was 17% during the first quarter of 2011, as compared to 34% during the first quarter of 2010, and 23% during the fourth quarter of 2010. The weighted average purchase price of the Company’s mortgage-backed securities and agency debentures was 102.1% at March 31, 2011. The net amortization of premiums and accretion of discounts on mortgage-backed securities and agency debentures for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010 was $174.8 million, $164.0 million, and $207.4 million, respectively. The total net premium and discount balance at March 31, 2011, March 31, 2010, and December 31, 2010, was $2.9 billion, $1.3 billion, and $2.3 billion, respectively.

General and administrative expenses as a percentage of average assets were 0.23%, 0.23% and 0.22% for the quarters ended March 31, 2011, March 31, 2010, and December 31, 2010, respectively. At March 31, 2011, March 31, 2010, and December 31, 2010, the Company had a common stock book value per share of $15.76, $16.80 and $15.34, respectively.

At March 31, 2011, Annaly’s wholly-owned registered investment advisors had under management approximately $12.5 billion in net assets and $22.5 billion in gross assets, as compared to $11.6 billion in net assets and $20.3 billion in gross assets at March 31, 2010 and $12.4 billion in net assets and $20.1 billion in gross assets at December 31, 2010. For the quarter ended March 31, 2011, the investment advisors earned net investment advisory and service fees of $17.2 million, as compared to $12.2 million for the quarter ended March 31, 2010 and $16.3 million for the quarter ended December 31, 2010.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2011 first quarter earnings conference call on Thursday May 5, 2011 at 10:00 a.m. EDT. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls. The conference passcode is 9379876. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 450677. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Investor Information and complete the E-Mail notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	March 31, 2011 (Unaudited)	December 31, 2010 (1)	September 30, 2010 (Unaudited)	June 30, 2010 (Unaudited)	March 31, 2010 (Unaudited)
ASSETS

Cash and cash equivalents	$357,012	$282,626	$289,486	$327,979	$905,955
U.S. Treasury Securities, at fair value	1,088,657	1,100,447	754,993	87,352	-
Reverse repurchase agreements with affiliate	-	-	-	82,678	255,580
Reverse repurchase agreements	1,348,069	1,006,163	757,722	226,098	276,586
Securities borrowed	368,714	216,676	251,242	242,242	60,132
Mortgage-Backed Securities, at fair value	93,644,409	78,440,330	76,174,141	69,422,400	67,239,930
Agency debentures, at fair value	414,660	1,108,261	2,046,371	2,390,429	2,931,945
Corporate debt	21,224	21,683	-	-	-
Investments with affiliates	303,713	252,863	245,659	230,268	242,788
Receivable for Investment Securities sold	320,465	151,460	1,637,542	78,581	359,636
Accrued interest and dividends receivable	391,356	345,250	345,153	322,853	327,666
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	16,631	16,172	15,138	13,359	11,714
Intangible for customer relationships, net	8,990	9,290	9,590	9,891	10,191
Goodwill	42,030	42,030	27,917	27,917	27,917
Interest rate swaps, at fair value	8,879	2,561	-	-	-
Other derivative contracts, at fair value	1,539	2,607	186	-	-
Other assets	87,988	24,899	26,351	42,665	65,850

Total assets	$98,427,608	$83,026,590	$82,584,763	$73,507,984	$72,719,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$788,898	$909,462	$691,593	$26,207	$-
Repurchase agreements	79,983,914	65,533,537	61,040,668	56,386,835	53,784,480
Securities loaned	359,852	217,841	251,332	242,242	60,377
Payable for Investments Securities purchased	2,476,409	4,575,026	8,165,941	4,867,945	7,498,712
Payable for Investments purchased with affiliate	57,500	-	-	-	-
Convertible Senior Notes	600,000	600,000	600,000	600,000	600,000
Accrued interest payable	113,101	115,766	113,837	99,366	88,346
Dividends payable	498,697	404,220	422,036	380,636	363,785
Accounts payable and other liabilities	79,087	8,921	51,440	33,815	70,290
Interest rate swaps, at fair value	577,150	754,439	1,604,639	1,174,788	608,688
Other derivative contracts, at fair value	-	2,446	-	216	-

Total liabilities	85,534,608	73,121,658	72,941,486	63,812,050	63,074,678

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 1,650,047, 1,652,047, 2,306,537, 2,603,969, and 2,603,969 shares issued and outstanding, respectively	39,983	40,032	55,891	63,098	63,098

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 804,350,532, 631,594,205, 620,640,708, 559,763,825, and 559,668,624 issued and outstanding, respectively	8,044	6,316	6,206	5,598	5,597
Additional paid-in capital	12,119,817	9,175,245	8,994,954	7,937,738	7,935,151
Accumulated other comprehensive income	1,009,528	1,164,642	1,877,537	2,540,201	1,887,852
Accumulated deficit	(461,460)	(658,391)	(1,468,399)	(1,027,789)	(424,302)

Total stockholders’ equity	12,853,017	9,864,900	9,587,386	9,632,836	9,581,386

Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$98,427,608	$83,026,590	$82,584,763	$73,507,984	$72,719,162
(1) Derived from the audited financial statements at December 31, 2010.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Interest income:
Investment securities	$837,880	$678,626	$700,964	$642,782	$653,935
Securities loaned	1,343	1,422	1,261	860	454
U.S. Treasury Securities	4,825	2,039	751	40	-
Total interest income	844,048	682,087	702,976	643,682	654,389

Interest expense:
Repurchase agreements	102,602	103,514	105,393	96,975	92,089
Interest rate swaps	206,148	190,098	188,636	175,535	180,838
Convertible Senior Notes	6,767	7,034	7,033	6,966	3,195
Securities borrowed	1,101	1,201	1,047	742	387
U.S. Treasury Securities sold, not yet purchased	4,986	2,166	459	24	-
Total interest expense	321,604	304,013	302,568	280,242	276,509

Net interest income	522,444	378,074	400,408	363,440	377,880

Other income (loss)
Investment advisory and service fees	17,207	16,321	15,343	13,863	12,546
Gains on sales of Mortgage-Backed Securities and agency debentures	27,185	33,802	61,986	39,041	46,962
Dividend income	6,297	7,647	8,097	7,330	7,964
Unrealized gains (losses) on interest rate swaps	169,308	839,191	(448,253)	(593,038)	(116,732)
Net gains (losses) on trading securities	18,812	(3,510)	1,082	77	-
Income from underwriting	2,904	680	915	500	-
Total other income (loss)	241,713	894,131	(360,830)	(532,227)	(49,260)

Expenses
Distribution fees	-	-	-	-	360
General and administrative expenses	51,827	46,496	43,430	41,540	40,021
Total expenses	51,827	46,496	43,430	41,540	40,381

Income (loss) before income taxes and income from equity method investment in affiliate	712,330	1,225,709	(3,852)	(210,327)	288,239

Income taxes	(13,575)	(8,207)	(11,076)	(8,837)	(7,314)

Income from equity method investment in affiliate	1,140	1,002	868	935	140

Net income (loss)	699,895	1,218,504	(14,060)	(218,229)	281,065

Dividends on preferred stock	4,267	4,268	4,515	4,625	4,625

Net income (loss) available (related) to common shareholders	$695,628	$1,214,236	($18,575)	($222,854)	$276,440

Net income (loss) available (related) per share to common shareholders:
Basic	$0.92	$1.94	($0.03)	($0.40)	$0.50
Diluted	$0.89	$1.84	($0.03)	($0.40)	$0.49

Weighted average number of common shares outstanding:
Basic	752,413,605	625,138,510	611,904,518	559,700,836	554,995,092
Diluted	790,993,841	662,476,638	611,904,518	559,700,836	575,859,564

Net income (loss)	$699,895	$1,218,504	($14,060)	($218,229)	$281,065
Other comprehensive (loss) income:
Unrealized (losses) gains on available-for-sale securities	(142,227)	(692,663)	(619,080)	664,544	7,416
Unrealized gains on interest rate swaps	14,298	13,570	18,402	26,846	36,081
Reclassification adjustment for gains included in net income	(27,185)	(33,802)	(61,986)	(39,041)	(46,962)
Other comprehensive (loss) income	(155,114)	(712,895)	(662,664)	652,349	(3,465)
Comprehensive income (loss)	$544,781	$505,609	($676,724)	$434,120	$277,600

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com